Exhibit 10.13

OAK STREET HEALTH MSO, LLC

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (the “Agreement”), entered into as of June 19th, 2017, by and between Oak Street Health MSO, LLC, a limited liability company organized under the laws of the State of Illinois (the “Company”) and Tamara Jurgenson (the “Employee”) (collectively, the “Parties”).

RECITALS

1. The Company desires to employ the Employee and to assure itself of the services of the Employee for the Period of Employment (as defined below).

2. The Employee desires to be employed by the Company for the Period of Employment and upon the terms and conditions of this Agreement.

AGREEMENT

Accordingly, the Parties agree as follows:

1. Employment at Will. Employee is an “at-will” employee, meaning that either the Company or the Employee can terminate employment at any time, with or without cause or advance notice. The Company shall employ the Employee to render services to the Company in the position and with the duties and responsibilities described in Section 2 until employment is terminated.

2. Position, Duties, Responsibilities.

a. Position. The Employee shall render services to the Company, including serve as a Senior Vice President of Marketing and shall perform all services as may reasonably be assigned by the Company. The Employee’s principal place of employment shall be at any location decided by the board of directors of the Company (the “Board”). The Employee shall devote her best efforts and full time attention to the performance of her duties.

b. Other Activities. Except upon the prior written consent of the Board, the Employee shall not (i) accept any other employment, (ii) engage, invest or assist, directly or indirectly, in any other business activity (whether or not pursued for pecuniary advantage) that is or may be in conflict with, or that might place the Employee in a conflicting position to that of the Company or (iii) act as the legal representative or an executive officer of another company (excluding any affiliates of the Company).

c. Advance Notice of Prospective Employment. Employee agrees that following the termination of his/her employment, prior to accepting employment with, or agreeing to perform services for, any entity that competes with the Company, he/she will notify the Company in writing of Employee’s intentions so as to provide the Company with the opportunity to assess whether Employee’s employment or retention may potentially violate any provisions of this Agreement.

3. Compensation and Holiday. In consideration of the services to be rendered under this Agreement, the Employee shall be entitled to the following:

a. Base Salary. The Company shall pay the Employee a “Base Salary” of the equivalent of US $205,000 per year in accordance with the Company’s payroll practice, which currently provides for 26 bi-weekly installments.

b. Salary Adjustment. The Employee’s Base Salary will be reviewed from time to time in accordance with the established procedures of the Company for adjusting salaries for similarly situated employees and may be adjusted in the sole discretion of the Company.

c. Benefits. The Employee shall be eligible to participate in the benefits made generally available by the Company to similarly-situated employees, in accordance with the benefit plans established by the Company, and as may be amended from time to time in the Company’s sole discretion.

d. Bonus. The Employee shall be eligible to receive bonuses as determined by the Board in its sole discretion. Employee shall also be subject to the Company’s Community Coordinator compensation structure.

e. Holidays. The Employee shall be entitled, in addition to applicable statutory public and Company designated holidays, to take 25 working days as paid holidays and 5 working days as paid sick days in each full calendar year. If the Employee’s employment commences or terminates part way through a calendar year, her entitlement to holidays will be assessed on a pro-rata basis in accordance with the Company’s Employee Handbook, as it may change from time to time.

4. Termination Obligations.

The Employee agrees that on or before termination of employment, she will promptly return to the Company all documents and materials of any nature pertaining to her work with the Company, including all originals and copies of all or any part of any Proprietary Information or Inventions (as defined below) along with any and all equipment and other tangible and intangible property of the Company. The Employee agrees not to retain any documents or materials or copies thereof containing any Proprietary Information or Inventions.

The Employee further agrees that: (i) all representations, warranties, and obligations under Sections 4, 5, 7, 8, 10.1, 10.2 and 10.3 contained in this Agreement shall survive the termination of Employee’s employment; (ii) the Employee’s representations, warranties and obligations under Sections 4, 5, 7, 8, 10.1, 10.2 and I 0.3 shall also survive the expiration of this Agreement; and (iii) following any termination of employment, the Employee shall fully cooperate with the Company in all matters relating to her continuing obligations under this Agreement, including but not limited to the winding up of pending work on behalf of the Company, the orderly transfer of work to the other employees of the Company, and the defense of any action brought by any third party against the Company that relates in any way to the Employee’s acts or omissions while employed by the Company.

5. Confidential Information, Non-Competition and Non-Solicitation.

The Employee agrees that, concurrently with the execution of this Agreement, the Employee shall enter into a Confidentiality, Non-Competition and Non-Solicitation Agreement with the Company in the form of Exhibit A hereto.

6. Former Employer Information.

The Employee agrees that she will not, during her employment with the Company, improperly use or disclose any proprietary information or trade secrets, or bring onto the premises of the Company any unpublished document or proprietary information belonging to any former or concurrent employer or other person or entity.

7. Third Party Information.

The Employee recognizes that the Company has received and in the future will receive confidential or proprietary information from third parties. The Employee agrees to hold all such confidential or proprietary information in the strictest confidence and trust, and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out her work for the Company consistent with the Company’s agreement with such third party.

8. No Conflict.

The Employee represents and warrants that the Employee’s execution of this Agreement, her employment with the Company, and the performance of her proposed duties under this Agreement shall not violate any obligations she may have to any former employer or other party, including any obligations with respect to proprietary or confidential information or intellectual property rights of such party.

9. Alternative Dispute Resolution.

The Company and Employee mutually agree that, excluding the Employee’s post-employment obligations as set forth in Exhibit A, any controversy or claim arising out of or relating to this Agreement or the breach thereof, or any other dispute between the parties, shall be submitted to mediation before a mutually agreeable mediator, which cost is to be borne equally by the parties hereto, except this cost may be waived by the Employer where such fees are discouraged or prohibited by applicable law. In the event the Parties fail to agree on a mediator, or mediation is unsuccessful in resolving the claim or controversy within one (I) month after the commencement of mediation, such claim or controversy shall be resolved by arbitration in Illinois under the auspices of the American Arbitration Association. The costs of arbitration, including the fees and expenses of the arbitration, shall be shared equally by the parties unless otherwise required by law or directed by the arbitrator in his/her award.

Notwithstanding any other provision in this Agreement, this Alternative Dispute Resolution provision does not apply to: (a) any claim by Employee for medical and disability benefits under the Workers’ Compensation Act or unemployment compensation benefits under the Unemployment Insurance Act; (b) any Charge of Discrimination filed by Employee against the Company with the U.S. Equal Employment Opportunity Commission, the Illinois Department of

Human Rights, the Chicago Commission on Human Relations, or charges filed with the National Labor Relations Board under the National Labor Relations Act; or (c) any claim by the Company for injunctive or equitable relief, including without limitation claims related to unauthorized disclosure of confidential information, trade secrets, intellectual property, unfair competition, breach of the non-solicitation covenant, or breach of the non-competition covenant.

10. Miscellaneous.

10.1. Continuing Obligations. The obligations in this Agreement will continue in the event that the Employee is hired, renders services to or for the benefit of or is otherwise retained at any time by any present or future Affiliates of the Company. Any reference to the Company in this Agreement will include such Affiliates. Upon the expiration or termination for any reason whatsoever of this Agreement, the Employee shall forthwith resign from any employment of office with an Affiliate of the Company unless the Board requests otherwise.

10.2. Notification. The Employee hereby authorizes the Company to notify her actual or future employers of the terms of this Agreement and her responsibilities hereunder.

10.3. Name and Likeness Rights. The Employee hereby authorizes the Company to use, reuse, and to grant others the right to use and reuse, her name, photograph, likeness (including caricature), voice, and biographical information, and any reproduction or simulation thereof, in any media now known or hereafter developed (including but not limited to film, video and digital or other electronic media), both during and after her employment, for whatever purposes the Company deems necessary.

10.4. Injunctive Relief. The Employee understands that in the event of a breach or threatened breach of this Agreement by her, the Company may suffer irreparable harm and will therefore be entitled to injunctive relief to enforce this Agreement.

10.5. Legal Fees. In any dispute arising under or in connection with this Agreement, the prevailing party shall be entitled to recover reasonable attorney’s fees, unless otherwise prohibited by law.

10.6. Entire Agreement. This Agreement, including the exhibits attached hereto, is intended to be the final, complete, and exclusive statement regarding their subject matter, except for other agreements specifically referenced herein (including the Confidentiality, Non-Competition and Non-Solicitation Agreement to be executed concurrently with this Agreement). Unless otherwise specifically provided for herein, this Agreement supersedes all other prior and contemporaneous agreements and statements pertaining to this subject matter, and may not be contradicted by evidence of any prior or contemporaneous statements or agreements. To the extent that the practices, policies, or procedures of the Company, now or in the future, apply to the Employee and are inconsistent with the terms of this Agreement, the provisions of this Agreement shall control.

10.7. Amendments. Renewals and Waivers. This Agreement may not be modified, amended, renewed or terminated except by an instrument in writing, signed by the Employee and by a duly authorized representative of the Company other than the Employee. No failure to exercise and no delay in exercising any right, remedy, or power under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, or power under this Agreement preclude any other or further exercise thereof, or the exercise of any other right, remedy, or power provided herein or by law or in equity.

10.8. Assignment: Successors and Assigns. The Employee agrees that she will not assign, sell, transfer, delegate or otherwise dispose of, whether voluntarily or involuntarily, or by operation of law, any rights or obligations under this Agreement, nor shall the Employee’s rights be subject to encumbrance or the claims of creditors. Any purported assignment, transfer, or delegation shall be null and void. Nothing in this Agreement shall prevent the consolidation of the Company with, or its merger into, any other corporation, or the sale by the Company of all or substantially all of its properties or assets, or the assignment by the Company of this Agreement and the performance of its obligations hereunder to any successor in interest. In the event of a change in ownership or control of the Company, the terms of this Agreement will remain in effect and shall be binding upon any successor in interest. Notwithstanding and subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective heirs, legal representatives, successors, and permitted assigns, and shall not benefit any person or entity other than those enumerated above.

10.9. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered or mailed if delivered personally or by nationally recognized courier or mailed by registered mail (postage prepaid, return receipt requested) or by telecopy to the parties at the following addresses (or at such other address for a party as shall be specified by like notice, except that notices of changes of address shall be effective upon receipt):

To: Oak Street Health MSO, LLC

Contact Address: 213 N Racine, Chicago, IL 60607

Attention: Mike Pykosz

E-mail Address: mike@oakstreethealth.com and carrie@oakstreethealth.com

To: Tamara Jurgenson

Contact Address: 405 Phillipa St Hinsdale, IL 60521

Attention: Tamara Jurgenson

E-mail Address: jurgenson@att.net

10.10. Waiver of Immunity. To the extent that any Party (including its assignees of any such rights or obligations hereunder) may be entitled, in any jurisdiction, to claim for itself (or himself or herself) or its revenues or assets or properties, immunity from service of process, suit, the jurisdiction of any court, an interlocutory order or injunction or the enforcement of the same against its property in such court, attachment prior to judgment, attachment in aid of execution of an arbitral award or judgment (interlocutory or final) or any other legal process, and to the extent that, in any such jurisdiction there may be attributed such immunity (whether claimed or not), such Party hereby irrevocably waives such immunity.

10.11. Severability: Enforcement. If any provision of this Agreement, or its application to any person, place, or circumstance, is held by an arbitrator or a court of competent jurisdiction to be invalid, unenforceable, or void, such provision shall be enforced (by blue penciling or otherwise) to the maximum extent permissible under applicable law, and the remainder of this Agreement and such provision as applied to other persons, places, and circumstances shall remain in full force and effect.

10.12. Governing Law. This Agreement shall in all respects be construed and enforced in accordance with and governed by the laws of Illinois, federal law, the Federal Arbitration Act or the Illinois Uniform Arbitration Act, whichever applies based on the claim(s) asserted.

10.13. Interpretation. This Agreement shall be construed as a whole, according to its fair meaning, and not in favor of or against any party. Sections and section headings contained in this Agreement are for reference purposes only, and shall not affect in any manner the meaning or interpretation of this Agreement. Whenever the context requires, references to the singular shall include the plural and the plural the singular. References to one gender include both genders.

10.14. Obligations Survive Termination of Employment. The Employee agrees that any and all of the Employee’s obligations under this Agreement capable of execution after the termination of the Employee’s employment, including but not limited to those contained in exhibits attached hereto, shall survive the termination of employment and the termination of this Agreement.

10.15. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement, but all of which together shall constitute one and the same instrument.

EMPLOYEE ACKNOWLEDGEMENT. The Employee acknowledges (i) that she has consulted with or has had the opportunity to consult with independent counsel of her own choice concerning this Agreement and has been advised to do so by the Company, and (ii) that she has read and understands the Agreement, is fully aware of its legal effect, and has entered into it freely based on her own judgment. The Employee hereby agrees that her obligations set forth in Sections 5 and 6 hereof and the definitions of Proprietary Information and Inventions contained therein shall be equally applicable to Proprietary Information and Inventions relating to any work performed by the Employee for the Company prior to the execution of this Agreement.

The parties have duly executed this Agreement as of the date first written above.

EMPLOYEE:

/s/ Tamara Jurgenson
Name:	Tamara Jurgenson

COMPANY: OAK STREET HEALTH MSO, LLC

By:	/s/ Carolyn Sellers
Name: Carolyn Sellers Title: VP of People Operations